                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         Sierra Tucson Companies, Inc.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                    [LOGO]


                         SIERRA TUCSON COMPANIES, INC.
                         =============================

April 26, 1995

Dear Stockholder:

The Board of Directors joins me in inviting you to attend the 1995 annual meeting of stockholders. The meeting will be held in the Finger Rock Room at The Westin La Paloma Hotel in Tucson, Arizona on Friday, May 26, 1995.

In addition to the matters described in the attached proxy statement, I will report on the business and progress of Sierra Tucson during 1994 and Sierra Tucson's future. I also encourage you to participate at this meeting. Regardless of how many shares you hold or whether you attend the meeting in person, your opinion is important to us.

At the conclusion of the annual meeting, you are invited to attend a presentation in the Verbena Room at the Westin La Paloma. This presentation is intended to both showcase Sierra Tucson's strategic initiatives, including the Company's new wellness center and Onsite initiatives, and extend to you the opportunity to meet our senior executive team.

I hope you will be able to attend the meeting and I look forward to seeing you there.

Sincerely,


/s/ John H. Schmitz
_________________________

John H. Schmitz
President and Chief Executive Officer

   [LOGO]


                         SIERRA TUCSON COMPANIES, INC.

                          ---------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 26, 1995
                          ---------------------------

     Notice is hereby given that the Annual Meeting of Stockholders of Sierra Tucson Companies, Inc., (the "Company"), a Delaware corporation, will be held at The Westin La Paloma, 3800 E. Sunrise Drive, Tucson, Arizona, on Friday, May 26, 1995, at 9:00 a.m., for the following purposes:

     1. Election of Directors. To elect two directors to hold office for a term of three years and until their successors have been elected and qualified.

     2. Appointment of Independent Auditors. To act upon the recommendation of the Board of Directors on the appointment of Ernst & Young LLP as the Company's independent auditors for 1995.

     3. Amendment to Stock Option Plan. To act upon the recommendation of the Board of Directors to amend the 1992 Stock Option Plan to, among other things, increase the number of shares available for issuance under the Plan.

     4. Other Matters. To act upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

     Stockholders of record at the close of business on April 20, 1995 shall be entitled to notice of and to vote at the meeting or any postponements or adjournments thereof. Only stockholders of record and guests of the Company shall be entitled to attend the Annual Meeting.

                                           By Order of the Board of Directors

                                           George H. Daranyi, Esq.
                                           Secretary
April 26, 1995
Tucson, Arizona

            WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING,
                PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND
                      RETURN IT IN THE ENCLOSED ENVELOPE.

   [LOGO]


                         SIERRA TUCSON COMPANIES, INC.

                         16500 N. Lago Del Oro Parkway
                             Tucson, Arizona 85737

                                 April 26, 1995

                          ---------------------------

                                PROXY STATEMENT

                          ---------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 26, 1995

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Sierra Tucson Companies, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Westin La Paloma, 3800 E. Sunrise Drive, Tucson, Arizona on Friday, May 26, 1995, at 9:00 a.m., or at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

     This Proxy Statement, the Notice of Meeting, and the accompanying Proxy Card are first being mailed to stockholders on or about April 26, 1995. The Annual Report to Stockholders (including financial statements for the year ended December 31, 1994) which is not part of this proxy solicitation material, has previously been mailed to all stockholders of record.

                              GENERAL INFORMATION

     Only stockholders of record at the close of business April 20, 1995, (the "Record Date"), will be entitled to notice of and to vote the shares of common stock of the Company, par value $.01 per share ("Common Stock"), held by them on such date at the Annual Meeting or any and all postponements or adjournments thereof. On the Record Date, 8,546,884 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting.

     Each share of Common Stock entitles the holder thereof to cast one vote on each matter to be voted upon at the Annual Meeting.

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card will vote for the election as directors of the nominees listed herein; for the appointment of Ernst & Young LLP as the Company's independent auditors for 1995; for the proposed amendments to the 1992 Stock Option Plan; and, as recommended by the Board of Directors with regard to all other matters or if no such recommendation is given, in their own discretion.

     Tabulation of proxies and the votes cast at the meeting will be conducted and certified to by an independent inspector of election.

     Each proxy granted may be revoked by the stockholder giving such proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests in writing. Attendance at the Annual Meeting will not, in itself, constitute revocation of the proxy.

     The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on the Record Date, will constitute a quorum.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of five persons who serve staggered three year terms in such a way that approximately one-third of the total number of directors is elected each year. The terms of office of two directors expire at the Annual Meeting. The Board of Directors has nominated William T. O'Donnell, Jr. and John H. Schmitz, current directors, as directors of the Company for a term of three years and until their successors are duly elected and qualified.

     It is the intention of the persons named as proxies to vote the proxies for the election of Mr. O'Donnell and Mr. Schmitz as directors unless the stockholders direct otherwise in their proxies. The Board has no reason to believe that either Mr. O'Donnell or Mr. Schmitz will not serve if elected, but if one or both of them should become unavailable to serve as a director, and if the Board shall designate a substitute nominee(s), the persons named as proxies intend to vote for the substitute nominee(s) designated by the Board of Directors.

     Mr. O'Donnell and Mr. Schmitz will be elected as directors if a quorum is present and they each receive the affirmative vote of a plurality of the outstanding shares of the Common Stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the election of directors. "Plurality" means that the two individuals who receive the largest number of votes cast are elected as directors. Only proxies and ballots indicating votes "FOR the nominees", "WITHHOLD AUTHORITY to vote for the nominees" or specifying that votes be withheld for one or both of the nominees are counted to determine the total number of votes cast and broker non-votes are not counted.

     The following information is submitted concerning the nominees for director and the directors continuing in office:

NOMINEES:

     WILLIAM T. O'DONNELL, JR.
     Director Since: 1984
     Age:     46

     Mr. O'Donnell is the Chairman of the Board of the Company. From February 1984 until February 1993, Mr. O'Donnell held the title of President. He has been the Chairman of the Board since 1984 and was, until year end 1994, also the Company's Chief Executive Officer. Mr. O'Donnell is now the Managing Director of ODE, LLC, of Chicago, Illinois an investment and development company.

     Previously, Mr. O'Donnell was employed by Bally Manufacturing Corporation from 1971 to 1983 in various marketing and corporate positions. He served as President of two major divisions and was a corporate Vice President of Bally. Mr. O'Donnell is a member of the Committee to Advance the Center for Alcohol and Addiction Studies at Brown University. He also serves on the National Board of Directors of Boy's Hope. Mr. O'Donnell received his Bachelor of Arts degree from Brown University in 1971 and a Master of Management degree from the Kellogg Graduate School of Management at Northwestern University in 1978.

     JOHN H. SCHMITZ
     Director Since: 1988
     Age:     48

     Mr. Schmitz is the Chief Executive Officer, President and Treasurer of the Company. From January 1987 until February 1993, he was the Executive Vice President and Chief Financial Officer of the Company. He has been a director since December 1988 and has held the title of President since February 1993. He was also the Company's Chief Operating Officer from February 1993 until year end 1994. During 1985 and 1986, Mr. Schmitz was the owner and President of Regent/West, Inc., a medically-oriented real estate development firm. From 1975 until 1985, he served in various managerial and financial positions with SamCor Inc., one of the largest health care providers in the United States. Mr. Schmitz is a Certified Public Accountant and was previously employed by the accounting firm of Ernst & Whinney, now Ernst & Young LLP. Mr. Schmitz received a Bachelor of Business Administration degree in 1971 from the University of Cincinnati and a Master in Health Service Administration degree in 1981 from Arizona State University.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF MR. O'DONNELL AND MR. SCHMITZ AS DIRECTORS.

DIRECTORS CONTINUING IN OFFICE:

             (TERM EXPIRING AT 1996 ANNUAL MEETING OF STOCKHOLDERS)

     RONALD E. ROBISON
     Director Since: 1989
     Age:     56

     Since 1987 Mr. Robison has been the Managing Director -- Mutual Funds of Trust Company of the West. From 1978 to 1987, he was the Director of Merger and Acquisition Services for the Western Region of Ernst & Whinney, now Ernst & Young LLP. Prior to 1978, Mr. Robison was the President of Pacific Health Resources and has significant management and consulting experience in the health care industry including strategic planning, acquisitions, valuations, and corporate structuring. Mr. Robison received his Bachelor of Science degree in 1963 from Brigham Young University and his Master of Business Administration degree in 1966 from UCLA.

            (TERMS EXPIRING AT 1997 ANNUAL MEETING OF STOCKHOLDERS)

     JOSEPH R. CRUSE, M.D.
     Director Since: 1991
     Age:     65

     Dr. Cruse was the Clinical Director of ONSITE Training and Consulting, Inc. from 1988 until 1992. He also maintained a private consulting practice in alcoholism and other drug dependencies. He is a certified addictionologist. From 1985 to 1988, Dr. Cruse was the Medical Director of the R.J. CARON Foundation. He was also the founding Medical Director of The Betty Ford Center. Dr. Cruse is the author and co-author of numerous books regarding addictions and dependencies. He received his Doctor of Medicine degree in 1957 from the University of Colorado and his Bachelor of Science and Master of Science degrees from the University of Denver in 1952 and 1953, respectively.

     NEIL E. JENKINS, ESQ.
     Director Since: 1994
     Age:     45

     Mr. Jenkins is Executive Vice President and Secretary and a member of the Board of Directors of Bally Gaming International, Inc. Mr. Jenkins also served as Vice President, Secretary and General Counsel of Bally Manufacturing Corporation from 1985 through 1992. Mr. Jenkins graduated from Brown University and the Loyola University School of Law in 1971 and 1980, respectively. He is a member of the Chicago, Illinois and American Bar Associations and is a member of the Board of Trustees of the International Association of Gaming Attorneys. Mr. Jenkins was appointed to the Board of the Company in December, 1994 to conclude the unfinished directorship term of Mr. A. Steven Crown, who resigned.

COMPENSATION OF DIRECTORS

     In 1994, directors who were not employees of the Company each received a fee of $10,000 per year and $1,000 per meeting (Board or Committee) day attended, plus reimbursement of reasonable expenses. In addition, a Non-Employee Director Stock Option Plan (the "Plan") provides for the automatic granting of options to acquire shares of the Company's Common Stock to members of the Board of Directors who are not officers or employees of the Company ("Outside Directors"). 300,000 shares of Common Stock were originally set aside for this purpose.

     In 1994, each Outside Director received, pursuant to this Plan, options to purchase 7,500 shares of Common Stock for his service on the Board of Directors plus an additional grant of options to purchase Common Stock totaling 1,000 multiplied by the number of "Applicable Committees" of which such Outside Director is the Chairman. The Applicable Committees for purposes of the Plan are the Company's Executive, Audit, Compensation, and Stock Option Committees.

     Each Outside Director shall receive options to purchase a like sum of shares of Common Stock on the first business day of each fiscal year of the Company. In addition, upon an Outside Director's initial election to the Board of Directors, such Outside Director shall receive the grant of an option to purchase 10,000 shares of Common Stock. All options granted pursuant to the Plan are fully vested at the time of grant.

     Directors who are also full-time employees of the Company receive no additional compensation for their services as Directors.

DIRECTORS' ATTENDANCE

     In 1994, the Board of Directors of the Company met eight (8) times. There were four (4) regular (quarterly) meetings and four (4) special meetings. No current member of the Board failed to attend any meetings of the Board or of any Committee on which such member served.

COMMITTEES OF THE BOARD

     The standing committees of the Board of Directors consist of the following:

     Executive Committee. The Executive Committee is currently comprised of Messrs. O'Donnell (Chairman), Schmitz, and Jenkins. The Executive Committee did not meet in 1994. The Executive Committee possesses all of the powers of the Board except the power to: (1) issue stock; (2) approve mergers with non-affiliated corporations; (3) declare dividends; and (4) exercise certain other powers specifically reserved by Delaware law to the Board.

     Compensation Committee. The Compensation Committee, which is currently comprised of Messrs. Jenkins (Chairman), O'Donnell, and Dr. Cruse, met two (2) times during 1994. The Committee is empowered by the Board of Directors to advise management on compensation strategies and formulate and approve compensation programs or plans. In March 1995, the authority of the Compensation Committee was expanded. The Compensation Committee now has authority to approve compensation guidelines and set compensation for the Executive Officers of the Company. The "Executive Officers" consist of the Chief Executive Officer ("CEO"), and the other executive officers of the Company. In February 1994, the Compensation Committee assumed the overall responsibility and authority previously held by the Stock Option Committee for the remainder of 1994. In February 1995, the Stock Option Committee was re-established in order to administer the Company's 1990 and 1992 Stock Option Plans (see below).

     Audit Committee. The Audit Committee, which is currently comprised of Messrs. Robison (Chairman), Jenkins, and Dr. Cruse, met two (2) times in 1994. The functions of the Audit Committee are to review the financial affairs and procedures of the Company with management and the independent auditors of the Company.

     Nominating Committee. The Nominating Committee, which is currently comprised of Messrs. O'Donnell (Chairman) and Jenkins was formed by the Board in October 1994. It met one (1) time in 1994. The functions of the Nominating Committee are to screen, select and recommend appropriate candidates for election to the Company's Board. The Nominating Committee will consider nominees recommended by stockholders of the Company if the names and qualifications of such nominees are submitted in writing by December 28, 1995 to the Secretary of the Company, 16500 N. Lago Del Oro Parkway, Tucson, Arizona 85737, who will then forward the recommendation to the Chairperson of the Nominating Committee.

     Stock Option Committee. The Stock Option Committee, which is currently comprised of Dr. Cruse (Chairman) and Messrs. Robison and Jenkins, was formed by the Board in February 1995. From February 1994 until February 1995 all of the duties and activities of the Stock Option Committee were undertaken by the Compensation Committee. Therefore, the Stock Option Committee did not meet in 1994. The Stock Option Committee governs the administration of the 1990 and 1992 Stock Option Plans of the Company.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table provides information for the three years ended December 31, 1994 concerning the compensation of the Company's Chairman of the Board, William T. O'Donnell, Jr., and the Company's next most highly compensated executive officers ("Named Executive Officers") whose annual compensation exceeded $100,000.00:

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                  ANNUAL COMPENSATION            COMPENSATION
                                         --------------------------------------  ------------
                                                                     OTHER        SECURITIES
                                                                    ANNUAL        UNDERLYING    ALL OTHER
                                           SALARY      BONUS    COMPENSATION(1)    OPTIONS     COMPENSATION(2)
 NAME AND PRINCIPAL POSITION     YEAR       ($)         ($)           ($)            (#)           ($)
- - ------------------------------  ------   ----------   --------  ---------------  ------------  ------------
William T. O'Donnell, Jr.        1994    160,417.00          0                0                  2,411.47
Chairman of the Board, former    1993    307,500.00          0                0           0      3,254.95
Chief Executive Officer(3)       1992    368,333.00          0                0           0      3,188.49
John H. Schmitz,                 1994    220,000.00          0                0     100,000      3,683.20
President and Chief (3)          1993    220,000.00          0                0     100,000      4,486.26
Executive Officer                1992    238,333.00          0                0           0      4,422.99
Bruce W. Martin,                 1994    134,583.00   1,000.00                0      25,000      9,241.77
Vice President of                1993             0                           0           0             0
Marketing(4)                     1992             0                           0           0             0
Kenneth J. Whitaker,             1994    103,958.00   5,000.00                0      28,000      1,553.75
Executive Director,              1993     92,500.00          0                0           0      1,796.24
Sierra Tucson, Inc.(5)           1992     92,500.00   9,250.00                0      17,500      1,984.86

- - ---------------
(1) The dollar value of perquisites and other personal benefits were less than the lesser of either $50,000 or ten (10%) percent of the total annual salary and bonus for each named executive officer and therefore has been excluded.

(2) The Company paid annual premiums of $1,006.00 and $2,240.50 on term life insurance policies on behalf of Mr. O'Donnell and Mr. Schmitz, respectively. The Company also paid premiums in the amounts of $115.00 and $110.00 for Mr. Martin and Mr. Whitaker, respectively. This column also includes the Company's contribution to the 401(k) plan for each Named Executive Officer. The Company also reimbursed Mr. Martin $9,126.77 for moving expenses incurred in 1994.

(3) Mr. Schmitz was elected to the position of Chief Executive Officer effective January 1, 1995. Mr. O'Donnell was the Chief Executive Officer until December 31, 1994; and, Mr. Schmitz was the Chief Operating Officer and President.

(4) Mr. Martin commenced employment with the Company February 1994.

(5) Mr. Whitaker has been the Executive Director of Sierra Tucson, Inc., a wholly-owned subsidiary of the Company, since June 4, 1994.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants in fiscal 1994 to the Named Executive Officers.

                                                 INDIVIDUAL                        POTENTIAL REALIZABLE
                                                   GRANTS                            VALUE AT ASSUMED
                            ----------------------------------------------------      ANNUAL RATES OF
                            NUMBER OF                                                   STOCK PRICE
                            SECURITIES     % OF TOTAL                                  APPRECIATION
                            UNDERLYING      OPTIONS                                 FOR OPTION TERM(4)
                             OPTIONS       GRANTED TO     EXERCISE                 ---------------------
                             GRANTED      EMPLOYEES IN      PRICE     EXPIRATION      5%          10%
           NAME                (#)       FISCAL YEAR(3)   ($/SHARE)      DATE        ($)          ($)
- - --------------------------  ----------   --------------   ---------   ----------   --------     --------
William T. O'Donnell, Jr.           0       --              --            --
John H. Schmitz(1)            100,000         24.8%         $4.00       2/3/2004   $251,600     $637,600
Bruce W. Martin(2)             25,000          6.2%         $4.00      2/24/2004   $ 62,900     $159,400
Kenneth J. Whitaker(2)         25,000          6.2%         $4.00       2/3/2004   $ 62,900     $159,400
                                3,000          .74%         $2.88      12/4/2004   $  5,435     $ 13,772

- - ---------------
(1) Mr. Schmitz's options vest as follows: If Mr. Schmitz is employed by the Company at the time, one-fourth of the options are exercisable after one year from grant of option, one-fourth are exercisable after two years from grant of option, one-fourth are exercisable after three years from grant of option, and the balance becomes exercisable four years after grant of option. Mr. Schmitz's employment agreement with the Company provides for the acceleration of the vesting of his options in certain circumstances (see "Employment Agreements").

(2) Mr. Martin's and Mr. Whitaker's options vest as follows: If employed by the Company at the time, one-third of the options are exercisable after one year from grant of option, one-third are exercisable after two years from grant of option, and the balance becomes exercisable three years after grant of option. In 1994, the Compensation Committee adopted a policy that would result in the acceleration of the options of all employees in the event of a change of control of the Company.

(3) The Company granted options representing 402,959 shares to employees in fiscal 1994. Of this number, 98,459 were issued pursuant to the Company's Option Exchange Plan whereby certain eligible employees and consultants exchanged old options for newly priced options. The Named Executive Officers were not eligible to participate in the Option Exchange Plan.

(4) The assumed rates of appreciation in this table were set by the SEC and are not intended to predict appreciation of the Company's common stock prices. If the stock price does not increase, the options will be valueless.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information on the value of the named executive officers' unexercised options at December 31, 1994. There were no option exercises by such officers in fiscal 1994.

                                            NUMBER OF UNEXERCISED               VALUE OF UNEXERCISED
                                              OPTIONS AT FISCAL                 IN-THE-MONEY OPTIONS
                                                  YEAR END                      AT FISCAL YEAR END(1)
                                        -----------------------------       -----------------------------
                 NAME                   EXERCISABLE     UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
- - --------------------------------------  -----------     -------------       -----------     -------------
William T. O'Donnell, Jr.                       0                0                 --               --
John H. Schmitz                            25,000          200,000                 --               --
Bruce W. Martin                                 0           25,000                 --               --
Kenneth J. Whitaker                        29,666           60,500                 --               --

- - ---------------
(1) Fiscal year ended December 31, 1994. The closing price of the Company's Common stock on that day on the NASDAQ National Market System was $2.875. At that price no unexercised options, whether exercisable or unexercisable, were in-the-money.

EMPLOYMENT AGREEMENTS

     In April 1995, the Company entered into an Employment Agreement with Mr. Schmitz with a three-year term commencing April 1, 1995. Mr. Schmitz's annualized base salary for the period from January 1, to June 30, 1995 is $220,000. Commencing on July 1, 1995, his annualized base salary shall be $275,000. Thereafter, Mr. Schmitz's base salary is subject to increase (but not decrease) at the discretion of the Compensation Committee. The Employment Agreement sets forth the basic terms of employment including base salary and benefits, incentive compensation, and severance benefits which are payable if Mr. Schmitz's employment is terminated. For 1995, Mr. Schmitz is eligible to earn up to 34% of his base salary as incentive compensation depending upon the accomplishment of certain objective performance criteria based on the Company's gross revenues and earnings per share as well as certain subjective performance criteria. In the event the Company terminates Mr. Schmitz (other than for cause) or if Mr. Schmitz terminates his employment for good reason (as defined in the agreement, including his removal as Chief Executive Officer or as a Director or a reduction in his responsibilities or duties), the Employment Agreement provides for the payment of an amount equal to the greater of the product of Mr. Schmitz's base salary multiplied by the number of years remaining under the term of the Agreement or the equivalent of his annualized salary at the time of termination for eighteen months. In addition, all unvested options automatically vest. Mr. Schmitz's Employment Agreement also provides that, upon a change of control of the Company and Mr. Schmitz's termination, Mr. Schmitz is to be paid a lump sum amount equal to three times his base salary plus previous unpaid years incentive compensation. In addition, all unvested stock options automatically vest.

             Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on Page 12 shall not be incorporated by reference into any such filings.

               REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                 OF DIRECTORS OF SIERRA TUCSON COMPANIES, INC.

     Decisions relating to compensation of the Company's executive officers are made by the Compensation Committee of the Board of Directors. The Compensation Committee's executive compensation policies are designed to clearly articulate and define the Board's philosophy with respect to executive compensation (including the named executive officers). The Board's objectives are to provide direct linkage between the total compensation program and the accomplishment of the Company's business strategies and Company performance. Furthermore, the compensation program has been designed to enable the company to attract, retain, and reward executive officers who contribute to the long-term success of the Company.

     Since February 1993, the composition of the Compensation Committee has consisted entirely of Outside Directors. In addition, the role of the Compensation Committee was redefined and expanded in February 1993 and again in March 1995. The Compensation Committee is empowered to provide oversight, set compensation and help formulate and approve compensation programs.

DUTIES AND RESPONSIBILITIES

     In 1995, the specific responsibilities of the Compensation Committee consist of:

     - The development and approval of compensation policies and guidelines for the Company's executive officers. Executive officers include the Chief Executive Officer and the other executive officers of the Company as that term is defined in the rules of the Securities and Exchange Commission.

     - The formulation and approval of comprehensive compensation programs for the executive officers based upon a review of industry competitive practices and the Compensation Committee's compensation philosophies and policies.

     - The review of the performance of the executive officers against specified annual corporate and individual objectives and the making of any annual base salary adjustments or annual or long-term incentive awards. Overall, the intent is to have more significant emphasis on variable compensation components and less on fixed cost components. The Committee believes this philosophy and program structure are in the best interests of the stockholders.

     In February 1994, the Compensation Committee assumed all of the responsibilities and authority of the Stock Option Committee, until February 1995, when a Stock Option Committee was again created by the Board, consisting entirely of Outside Directors.

COMPENSATION PHILOSOPHIES

     The Compensation Committee developed additional policies, guidelines, and programs relating to executive compensation which included an alignment of the specific incentive components of compensation with measurable indicators of Company financial and strategically oriented performance indicators including earnings per share and gross revenues. Other factors considered in making compensation decisions included individual performance and position accountabilities. In establishing total executive compensation, the Compensation Committee seeks to be competitive with other companies in the Company's industry peer group. An independent compensation consulting firm was retained directly by the Compensation Committee to assist it in analyzing peer-group compensation and in developing comprehen-sive, performance-based policies and guidelines for use in structuring compensation plans for the Company's executive officers. That data includes comparable compensation information from publicly traded and privately held companies in the health care industry. Base salaries are generally set at the average of the peer group. The number of options granted to the executive officers of the Company is generally determined on a basis comparable to other publicly held companies in the health care industry; although the Company does not adhere to any firmly established formula or schedule for the issuance of options.

COMPONENTS OF COMPENSATION

     The Company's executive compensation program generally consists of three components: base salary, an annual incentive (bonus) payment, and long-term incentives (which consist primarily of stock options).

BASE SALARIES/ANNUAL CASH COMPENSATION

     Executive officer base salaries are reviewed and set annually by the Compensation Committee based on recommendations developed by the Committee's independent compensation consultant. Salary levels are based on such factors as the individual officer's level of responsibility, comparisons to similar companies in the industry, and the performance of the Company and individual executives. With the exception of Mr. Whitaker, who was promoted to his current position in 1994, base salaries for the senior executives of the Company were not changed in 1994.

     Mr. O'Donnell was the Company's Chief Executive Officer until December 31, 1994, when his resignation became effective. Effective February 1994, Mr. O'Donnell's base salary was reduced from $275,000 per year to $150,000 per year at his request, pending an improvement in the Company's financial performance.

ANNUAL INCENTIVE COMPENSATION

     The Company has, in the past, provided annual incentive (bonus) compensation to its senior executives. Such payments were based upon an assessment of individual performance as it relates to job responsibilities. The Compensation Committee is developing, with its compensation consultant, an annual incentive compensation plan for senior executives that will be based upon the accomplishment of specific qualitative criteria and the achievement of established performance goals.

LONG-TERM INCENTIVES

     The Company's long-term incentive compensation takes the form of stock option grants. The Compensation Committee's position is that stock ownership by senior management is beneficial in aligning management's and stockholders' interests in the enhancement of share value. Mr. Schmitz was granted an option to purchase 100,000 shares in February 1994. In making this grant, the Compensation Committee also considered Mr. Schmitz's responsibilities and his equity position in the Company. The other Named Executive Officers received an award of 25,000 stock options each in 1994. Mr. Whitaker also received an additional 3000 options to reward him for concluding five (5) years of continuing service with the Company. Generally, the options vest over a three or four year period commencing one year after the date of grant. An optionee must remain employed with the Company in order to vest or exercise options. See the tables on pages 7 and 8 for details.

CHIEF EXECUTIVE OFFICER

     As discussed under the heading "Certain Transactions", the Company entered into a Separation Agreement with Mr. O'Donnell in connection with his resignation as CEO. In approving the terms of the Separation Agreement, the Compensation Committee considered a number of factors including: (i) the length and value of Mr. O'Donnell's service to the Company, (ii) the Company's past practices with respect to resigning executive officers, and (iii) Mr. O'Donnell's non-competition agreement.

     On January 1, 1995, Mr. Schmitz became the Company's Chief Executive Officer. As was described previously in the section on Employment Agreements, in April 1995, the Company entered into a three-year Employment Agreement with Mr. Schmitz. Under the terms of that Agreement, Mr. Schmitz may be eligible to earn incentive compensation based upon the attainment of certain key objectives and performance guidelines established by the Compensation Committee. The performance criteria represent the most significant factors and are based upon gross revenues and earnings per share of the Company for 1995. The amount of the incentive compensation is based upon the level of attainment of these two criteria. In addition, if certain threshold performance criteria are achieved, the amount of compensation can be increased by up to twenty-five (25%) percent of the incentive compensation that is based on objective criteria by the Compensation Committee depending upon its assessment of Mr. Schmitz's performance and the accomplishment of certain specific operational and organizational objectives.

     As stated above, the Compensation Committee believes that stock option grants represent an effective means of providing long-term incentive to the Company's senior management and aligns their interests with those of the stockholders. In keeping with this philosophy, in April 1995, the Compensation Committee recommended to the Stock Option Committee and the Stock Option Committee approved a grant to Mr. Schmitz of an option to purchase 100,000 shares of common stock that would vest annually in increments of 25,000 shares, each commencing one year from the date of grant. The exercise price of 50,000 of the shares included in such option would be the market price of the common stock on the date of grant. So as to provide even further incentive to increase long-term stockholder value, the exercise price of the remaining option shares would be $6.00 per share, approximately twice the market price.

     Section 162(m) of the Internal Revenue Code of 1986 as amended (the "Code"), adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1,000,000 the deduction that can be claimed by any publicly-held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. Performance-based compensation is outside the scope of the $1,000,000 limitation and, hence, generally can be deducted by a publicly-held corporation without regard to amount; provided that, among other requirements, stockholder approval is obtained. It is the Compensation Committee's understanding that any gain from the exercise of options granted under the current 1990 and 1992 Stock Option Plans and any amendments thereto will be fully deductible.

     In general, it is the intent of the Compensation Committee to assure the deductibility to the Company of executive compensation whenever possible and consistent with operational policies.

                                           Compensation Committee
                                           Neil E. Jenkins, Chairman
                                           William T. O'Donnell, Jr.
                                           Joseph R. Cruse, M.D.

                    COMPARISON CUMULATIVE PERFORMANCE GRAPH

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock, based on the market price of the Common Stock with the total return index of the NASDAQ Stock Market and the total return index of NASDAQ Health Service Companies.

              PERFORMANCE GRAPH FOR SIERRA TUCSON COMPANIES, INC.

              INDEXED COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
            CRSP TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKET AND
          CRSP TOTAL RETURN INDEX FOR NASDAQ HEALTH SERVICES COMPANIES

MEASUREMENT PERIOD            NASDAQ      HEALTH SERVICES    SIERRA TUCSON
(FISCAL YEAR COVERED)
1989                          100.00          100.00          100.00
1990                           84.92          115.90          108.33
1991                          136.26          258.16          133.33
1992                          158.57          267.44           38.54
1993                          182.03          308.57           33.33
1994                          177.99          331.77           23.96

Note: Assumes $100 invested on 12/31/89 in Sierra Tucson, the CRSP total return index for the Nasdaq Stock Market and the CRSP total return index for Nasdaq Health Services. Assumes reinvestment of dividends on a daily basis.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than five (5%) percent of the Company's outstanding Common Stock, (ii) each director (and nominee for director) of the Company, and (iii) all directors and executive officers of the Company as a group:

                                                       AMOUNT AND
                                                        NATURE OF
                                                       BENEFICIAL
           NAME                                         OWNERSHIP          PERCENT OF CLASS
           ----                                        ----------          ----------------
William T. O'Donnell, Jr.(1)                            2,340,279                27.38%
Morgan Stanley Asset Management, Inc.(2)                1,261,500                14.76
BIL (Far East Holdings)Ltd.(3)                            842,900                 9.86
Peter Cundill & Associates (Bermuda) Ltd.(4)              606,900                  7.1
Dimensional Fund Advisors Inc.(5)                         454,000                  5.3
John H. Schmitz(6)                                        371,684                  4.3
Neil E. Jenkins(7)                                         99,775                 1.17
Ronald E. Robison(8)                                       48,500                    *
Dr. Joseph Cruse(9)                                        40,500                    *
Kenneth W. Whitaker(10)                                    39,659                    *
Bruce W. Martin(11)                                         8,333                    *
All Executive Officers and Directors
  as a Group (8 persons)(12)                            2,965,528                 34.7

- - ---------------
 * Represents less than one (1%) percent of the Company's outstanding voting stock.

 (1) Does not include 78,275 shares held in a trust the trustee of which is Mr. Jenkins, for the benefit of Mr. O'Donnell's children, and as to which Mr. O'Donnell disclaims any beneficial interest. Mr. O'Donnell's address is c/o ODE, LLC, 144 Green Bay Road, Winnetka, Illinois 60093.

 (2) As of February 10, 1995, the address of Morgan Stanley Asset Management, Inc., is 1251 Avenue of Americas, New York, NY 10020. This information is based upon a Schedule 13D filing with the Securities and Exchange Commission dated February 10, 1995.

 (3) As of December 31, 1993, the address of BIL (Far East Holdings) Ltd. is 2801 Three Exchange Square, Central Hong Kong. This information is based upon a Schedule 13G filing with the Securities and Exchange Commission dated January 22, 1993.

 (4) As of February 22, 1995, the address of Peter Cundill & Associates (Bermuda) Ltd. is 15 Alton Hill, South Hampton SN 01 Bermuda. This information is based upon a Schedule 13D filing with the Securities and Exchange Commission dated February 22, 1995.

 (5) As of January 31, 1995, the address of Dimensional Fund Advisors Inc., is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. This information is based upon a Schedule 13G filing with the Securities and Exchange Commission dated January 31, 1995.

 (6) Includes options, which are exercisable within the next sixty (60) days, to purchase 75,000 shares granted to Mr. Schmitz pursuant to the Company's 1992 Stock Option Plan.

 (7) Includes options to purchase 17,500 shares granted to Mr. Jenkins pursuant to the Company's 1993 Non-Employee Directors Stock Option Plan. Also, includes 78,275 shares held in a trust, of which Mr. Jenkins is trustee, for the benefit of Mr. O'Donnell's children.

 (8) Includes options, which are exercisable within the next sixty (60) days, to purchase 10,000 shares granted to Mr. Robison pursuant to the Company's 1990 Stock Option Plan, 10,000 shares granted pursuant to the 1992 Stock Option Plan and 19,000 shares granted pursuant to the Company's 1993 Non-Employee Directors Stock Option Plan.

 (9) Includes options, which are exercisable within the next sixty (60) days, to purchase 10,000 shares granted to Dr. Cruse pursuant to the Company's 1990 Stock Option Plan, 4,000 shares granted pursuant to the 1992 Stock Option Plan and 17,000 shares granted pursuant to the Company's 1993 Non-Employee Directors Stock Option Plan.

(10) Includes options, which are exercisable within the next sixty (60) days, to purchase 38,999 shares granted to Mr. Whitaker pursuant to the Company's 1990 and 1992 Stock Option Plans.

(11) Includes options, which are exercisable within the next sixty (60) days, to purchase 8,333 shares granted to Mr. Martin pursuant to the Company's 1990 and 1992 Stock Option Plan.

(12) Includes options, which are exercisable within the next (60) days, to purchase 541,514 shares granted to members of this group pursuant to the Company's 1990, 1992 and Non-Employee Directors Stock Option Plans.

CERTAIN TRANSACTIONS

     Mr. O'Donnell resigned as the Company's Chief Executive Officer effective as of December 31, 1994. In connection with such resignation and in recognition of his significant and lengthy service and other valuable contributions to the Company, the Company entered into a Separation Agreement pursuant to which Mr. O'Donnell received a termination payment in the amount of $275,000 and on January 20, 1995 was granted an option to purchase 75,000 shares of the Company's Common Stock at an exercise price of $2.94 per share. Such options vest in equal amounts over a four-year period commencing on the first anniversary of the effective date of the Separation Agreement. As part of the Separation Agreement Mr. O'Donnell is prohibited from competing with the Company for a three year period. Mr. O'Donnell continues in his capacity as Chairman of the Board of Directors of the Company.

     In December 1994 the Company engaged in a business transaction with ODE, LLC, a Limited Liability Company (the "Related LLC") owned by the Chairman of the Company's Board of Directors, then executive officer and five (5%) percent stockholder, Mr. O'Donnell. The Company sold to and leased back from the Related LLC its closed Adolescent Center. Under these agreements, the Company sold its Adolescent Center to the Related LLC for the appraised and book value of $1 million and simultaneously leased the Adolescent Center back from the Related LLC for seven years at an annual cost of $140,000 payable in quarterly installments. The lease agreement grants the Company the option to both repurchase the Adolescent Center for fair market value after one year and to renew the lease for an additional ten-year period.

     The terms of this transaction are disclosed in the Company's audited financial statements which are incorporated in its 1994 Annual Report to Stockholders mailed to all stockholders of record.

     In January 1995, the Company acquired Onsite Training and Consulting, Inc., ("Onsite") from unrelated parties. Onsite offers short-term therapeutic experiences and workshops that have been combined with the Company's existing therapeutic workshop program. As part of the acquisition of Onsite, the Company assumed the remaining term of a Consulting Agreement between Onsite and Sharon Weg-scheider Cruse, the wife of Joseph R. Cruse, M.D., a director of the Company. The remaining amount of the Consulting Agreement, which expires in July 1995, was approximately $30,000. In addition, in January 1995, the Company entered into an Independent Contractor Agreement with Sharon W. Cruse, Inc. ("Contractor"), a corporation wholly-owned by Ms. Cruse which provides for the payment of consulting fees to the Contractor in 1995 in the amount of $100,000.00. The term of the Independent Contractor Agreement is one year subject to an automatic two year renewal except that either party may terminate the Independent Contractor Agreement on 60 days written notice to the other. Consulting fees for subsequent years have not been determined. The Company also agreed to maintain in effect a royalty agreement between Onsite and the Contractor for a period of not less than five years pursuant to which the Contractor is entitled to receive royalty payments, which vary in amount depending on the volume of sales, but which have historically ranged from approximately $18,000 to $30,000 per year for the prior three years. The Contractor is also entitled to incentive compensation based upon increases in the market price of the Company's common stock on the first, second, and third anniversaries of the date of execution of the Independent Contractor Agreement.

     The Company does not engage in any transactions with its officers, directors, or five (5%) percent stockholders or their affiliates unless the transaction is approved by a majority of the disinterested and independent directors of the Company after full disclosure or is on terms no less favorable to the Company than would be available from an unaffiliated third party.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has recommended the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1995. Ernst & Young LLP has served as the Company's independent auditors since 1988.

     Services provided to the Company and its subsidiaries by Ernst & Young LLP with respect to 1994 included the audit of the Company's consolidated financial statements and the 401(k) Plan, services related to filings with the Securities and Exchange Commission, and consultations on various tax, executive compensation, and information systems matters.

     In the event stockholders do not ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the current fiscal year, such appointment will be reconsidered by the Audit Committee and the Board of Directors.

     Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

     Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 1995 will require the affirmative vote of at least a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

     For this purpose, a shareholder voting through a proxy who abstains with respect to approval of Ernst & Young LLP is considered to be present and entitled to vote on such approval at the meeting, and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the approval of Ernst & Young LLP shall not be considered present and entitled to vote on such proposal.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                APPROVAL OF AMENDMENT TO 1992 STOCK OPTION PLAN

     The Board of Directors has approved an amendment (the "Plan Amendment") to the Company's 1992 Stock Option Plan (the "1992 Plan") pursuant to which the number of shares subject to option grants under the 1992 Plan was increased by 750,000 (the "Additional Shares") from 750,000 to 1,500,000. Pursuant to the provisions of the 1992 Plan, any amendment of the 1992 Plan that increases the maximum number of shares of the Company's common stock subject to the 1992 Plan must be submitted to a vote of the stockholders of the Company within twelve
(12) months after the action by the Board of Directors. The Plan Amendment also contains provisions designed to insure the 1992 Plan's compliance with the exception under Code Section 162(m) relating to performance-based compensation and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "1934 Act"). Shareholder approval for the provision relating to Rule 16b-3 is not required. The Plan Amendment was adopted in order to allow the Company to issue additional options pursuant to the 1992 Plan, thereby furthering the best interests of the Company and its stockholders by allowing the Company to continue providing incentive and reward for those employees and directors of the Company who contribute to its success and earning power. The Plan Amendment will become effective if it is approved by the holders of at least a majority of the outstanding shares of common stock. The enclosed form of Proxy provides a means for stockholders to vote for the approval of the Amendment or to abstain from voting with regard to the Plan Amendment. Each properly executed Proxy received in time for the meeting will be voted as specified therein. If a shareholder executes and returns a Proxy but does not specify otherwise, the shares represented by such shareholder's Proxy will be counted for approval of the Plan Amendment. Because the vote required for approval of the Plan Amendment requires the affirmative vote of a majority of the outstanding shares of common stock, abstentions and unvoted positions in brokerage accounts with respect to the Plan Amendment will have the same effect as a vote against such proposal. The proposed Plan Amendment is attached hereto as Exhibit "A" and included herein by reference, and the summary of the Plan Amendment is qualified in its entirety by the full text of the Plan Amendment.

     Issuance of options under the 1992 Plan has certain tax consequences for both the company and individuals who are granted options. Persons receiving options will not realize taxable income upon the granting of a stock option pursuant to the 1992 Plan, nor would the Company be entitled to a deduction at that time. There will be no realization of taxable income by an optionee upon the exercise of an incentive stock option (if exercised no later than three months after termination of employment in the case of retirement, and one year in the case of disability, and to the extent that the aggregate fair market value of common stock with respect to such incentive stock options, when first exercised, does not exceed $100,000 during any calendar year). If an optionee sells or otherwise disposes of common stock received upon exercise of an incentive stock option after one year from the exercise date and two years from the date of grant of the incentive stock option, any gain or loss on the sale will be treated as long-term, and the Company will not be entitled to any deduction on account of the issuance of common stock or the grant of the incentive stock option. Upon exercise of a nonqualified stock option, an optionee will realize compensation income in the amount of the excess of the fair market value of the common stock on the day of exercise over the stock option exercise price, and the Company will receive a corresponding deduction.

The tax basis of any nonqualified stock option shares of common stock will be the fair market value of such shares on the date the stock option is exercised.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1992 PLAN.

                                 OTHER MATTERS

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten-percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange commission and NASDAQ. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     The Company has adopted procedures to assist its officers and directors in complying with Section 16(a) of the Exchange Act, which includes assisting the officer or director in preparing forms for filing. Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with for the 1994 fiscal year, except that, through an oversight, a Form 3, the Initial Statement of Beneficial Ownership of Securities, for Mr. Neil Jenkins, a director of the Company, was filed twenty-one days later than required.

OTHER BUSINESS

     As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than that which has been referred to above. As to other business, if any, that may come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the recommendation of the Board of Directors or if no such recommendation is given in the judgment of the person or persons voting the proxies.

                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposal of a stockholder intended to be presented at the Company's 1996 Annual Meeting of Stockholders must be received by the Secretary of the Company, for inclusion in the Company's Proxy and, Notice of Annual Meeting relating to the 1996 Annual Meeting, by December 28, 1995.

                          AVAILABILITY OF 10-K REPORT

     The Company has filed its Form 10-K with the Securities and Exchange Commission for the year ended December 31, 1994. A copy of the report is available free of charge to any stockholder. Please contact:
                               James F. Rianoshek
                               Investor Relations
                         SIERRA TUCSON COMPANIES, INC.
                         16500 N. Lago Del Oro Parkway
                             Tucson, Arizona 85737

                             ADDITIONAL INFORMATION

     The cost of preparing, assembling, mailing and all other expenses of soliciting proxies in the enclosed form will be borne by the Company. In addition, directors, officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing, personal conversations, or by telephone or facsimile. The Company has employed Corporate Investor Communications, Inc., a proxy solicitation firm, to solicit proxies from brokers and banks at a cost of approximately $3,500 plus reasonable disbursements. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                                           By order to the Board of Directors

                                           George H. Daranyi, Esq.
                                           Secretary

April 26, 1995

                                FIRST AMENDMENT
                                     TO THE
                             1992 STOCK OPTION PLAN
                                       OF
                         SIERRA TUCSON COMPANIES, INC.

     1. Background.

     Sierra Tucson Companies, Inc. (the "Company") has previously established a 1992 Stock Option Plan (the "Plan") for the purpose of advancing the interests of the Company by providing officers, directors and key employees of the Company and its subsidiaries, as well as non-employee independent contractors of the Company, with additional incentive for them to promote the success of the Company's business. Section 6(b) of the plan provides that the aggregate number of shares of the Company's common stock that may be issued upon the exercise of all options which may be granted under the Plan will not exceed 750,000.

     The Company believes that it is in its best interests (a) to increase the maximum number of shares issuable upon the exercise of all options that may be granted under the Plan by 750,000 shares to a total of 1,500,000 shares; (b) to insure that the Plan complies with the provisions of Rule 16b-3 or its successors as promulgated by the Securities and Exchange Commission pursuant to
Section 16 of the Securities Exchange Act of 1934.

     Pursuant to Section 13 of the Plan, the Board of Directors of the Company has approved the amendments to the Plan set forth herein.

     2. Amendment to Section 5 of the Plan.

     Section 5 of the Plan is amended to add a new paragraph D to read as follows:

     "D. Limitation on Number of Options

     No employee shall be granted, in any twelve (12) month period, options to purchase in excess of 200,000 shares of the common stock of the Company."

     3. Amendment of Section 6 of the Plan.

     Section 6(b) of the Plan is hereby amended to increase the aggregate number of shares of the Company's common stock that may be issued upon the exercise of all options which may be granted under the Plan by 750,000 shares (the "Additional Shares") to an aggregate amount of 1,500,000.

     4. Rule 16b-3 Compliance.

     A new Section 24 is added to the Plan to read as follows:

     "24. COMPLIANCE WITH RULE 16B-3

     With respect to the issuance of options hereunder to persons subject to
Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Plan or action by the Board or Stock Option Committee in administering this Plan fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or the Stock Option Committee."

     5. Continued Effect of Plan.

     Except as otherwise amended hereby, the Plan shall remain in full force and effect.

     6. Effective Date of Amendment.

     This Amendment became effective upon its adoption by the Board on February 4, 1995 (the "Effective Date"); provided, however, that the stockholders of the Company shall approve the amendment to Section 6 of the Plan as provided in Paragraph 2 above, in accordance with applicable state law, within twelve (12) months after the initial adoption of this Amendment by the Board. Notwithstanding the above, no options to acquire any of the Additional Shares shall be granted to persons subject to Section 16 of the 1934 Act prior to approval of this Amendment by the shareholders of the Company. In the event that the amendment to Section 6 of the Plan is not approved within said twelve (12) month period, all options to purchase the Additional Shares shall nonetheless remain valid, but shall constitute Non-Qualified Options.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officers effective as of the Effective Date.

                                           SIERRA TUCSON COMPANIES, INC.
                                           a Delaware corporation

                                           By: /s/John H. Schmitz
                                           -------------------------------------
                                               Its: President and Chief
                                                    Executive Officer

ATTEST:

By: /s/George H. Daranyi
- - ---------------------------------
    Secretary

- - --------------------------------------------------------------------------------

                                    PROXY
                        SIERRA TUCSON COMPANIES, INC.
                        16500 N. LAGO DEL ORO PARKWAY
                            TUCSON, ARIZONA 85737

   The undersigned hereby appoints William T. O'Donnell, Jr. and John H. Schmitz, and each of them, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Sierra Tucson Companies, Inc. Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at The Westin La Paloma, 3800 E. Sunrise Drive, Tucson, Arizona on Friday, May 26, 1995 at 9:00 a.m., and at any adjournment of adjournments thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of and proxy statement for the meeting (receipt whereof is hereby acknowledged).

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR (1), (2), (3) AND (4)
   1. ELECTION OF DIRECTORS
      FOR the nominees listed below       WITHHOLD AUTHORITY to
                                    ---   vote for the nominees listed below
                                                                             ---
           NOMINEES:   William T. O'Donnell, Jr.   John H. Schmitz

   (INSTRUCTION: To grant authority to vote for the nominees named above check the "FOR" line; to withhold authority for both nominees check "WITHHOLD AUTHORITY" line. To withhold authority for one of the nominees, strike through such nominee's name.)

    2.   PROPOSAL TO APPROVE THE SELECTION OF ERNST & YOUNG LLP AS THE
         INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER
         31, 1995                                                                    FOR -----    AGAINST -----     ABSTAIN -----
    3.   PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY'S 1992 STOCK OPTION
         PLAN                                                                        FOR -----    AGAINST -----     ABSTAIN -----
    4.   OTHER MATTERS
         In their discretion, the proxies are authorized to vote upon such other matters
         as may properly come before the meeting.                                    FOR -----    AGAINST -----     ABSTAIN -----

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF
     NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS (1), (2), AND (3).

                    (Please Sign and Date the Other Side)
- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      Dated:                         , 1995
              -----------------------                                           ----------------------------------------------------
  P                                                                             Signature


                                                                                ----------------------------------------------------
                                                                                Signature if held jointly
  R
                                                                                Please sign exactly as name appears hereon. When
                                                                                shares are held by joint tenants, both should sign.
                                                                                When signing as attorney, executor, administrator,
                                                                                trustee or guardian, please give full title as
  O                                                                             such. If a corporation, please sign in full
                                                                                corporate name by president or other authorized
                                                                                officer. If a partnership, please sign in partner-
                                                                                ship name by authorized person.
  X
                 __
                |
  Y

                 [PLEASE RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE. I WILL    WILL NOT    ATTEND THE MEETING.]
                                                                             ---         ---
- - -----------------------------------------------------------------------------------------------------------------------------------


                                  APPENDIX A
                         Description of Company Graphic logo


Location:        Top of Stockholder letter (outside front cover), top of Notice page and top of Proxy statement page 1.

Item:            Company Logo

Description:     A registered logo that represents a square which is made up of shapes that resemble leaves. The top and bottom rows of the logo consist of only 4 of these leaves, while rows 2-5 consist of 6 leaves. The registered trademark appears in the lower right hand corner of the logo.